Exhibit 99.1

ABIOMED ANNOUNCES REVENUE OF $38.3 MILLION, UP 19%

AND RECORD IMPELLA PATIENT USAGE, UP 26%

DANVERS, Mass. — February 6, 2013 – Abiomed, Inc. (NASDAQ: ABMD), a leading provider of breakthrough heart support technologies, today reported third quarter fiscal 2013 revenue of $38.3 million, up 19% compared to revenue of $32.2 million in the same period of fiscal 2012, on record quarterly patient usage, up 26% compared to the same period of fiscal 2012. Abiomed also reported third quarter fiscal 2013 GAAP net income of $2.7 million, or $0.07 per diluted share, compared to GAAP net income of $2.9 million, or $0.07 per diluted share in the same period of fiscal 2012.

Recent financial and operating highlights include the following:

•

Fiscal third quarter worldwide Impella revenue totaled $33.5 million, up 21% compared to revenue of $27.7 million during the same period of the prior year. U.S. Impella revenue grew 22% to $31.1 million from $25.5 million in the prior year.

•

As projected, an additional 23 hospitals purchased Impella 2.5 during the quarter, compared to 37 new Impella 2.5 sites in the same period of the prior year, bringing the total to 718 U.S. Impella customer sites.

•

Following a market evaluation of the Impella CP™ in Europe during the second quarter of fiscal 2013, Abiomed began a controlled Impella CP launch to select U.S. customer sites in September 2012. As part of this launch, 34 hospitals purchased Impella CP during the third quarter, bringing the total number to 46 U.S. Impella CP customer sites.

•

Gross margin rate for the third quarter of fiscal 2013 was 78.7% compared to 80.5% in the third quarter of fiscal 2012. The decline was largely due to costs related to capacity expansion initiatives and start up of the Impella CP production.

•

Cash, cash equivalents and short-term marketable securities totaled $85.7 million as of December 31, 2012. During the quarter, the Company repurchased 800,000 shares of stock for $10.7 million. Net cash provided by operating activities less capital expenditures totaled $7.3 million for the quarter.

•

In November, the Center for Medicare and Medicaid Services announced the valuation of the three new dedicated Category I Current Procedure Terminology (CPT) codes for Impella, which became effective January 2013. The total for all three CPT codes, which apply to the insertion, repositioning and removal of Impella percutaneous devices, is $833.

•

Also in November, Abiomed received U.S. Food & Drug Administration (FDA) Investigational Device Exemption (IDE) approval enabling the use of the Impella RP in a pivotal clinical study called RECOVER RIGHT. This study will collect safety and effectiveness data on the percutaneous use of the Impella RP and will be applied towards the submission of a Humanitarian Device Exemption (HDE).

•

In December, Abiomed announced the 515i FDA panel recommendation of a Class III status for the temporary ventricular support devices in the non-roller type cardiopulmonary bypass blood pump category. Abiomed continues to market the Impella family of heart pumps under the existing 510(k) clearances while working with FDA to submit the necessary clinical data under the Post Market Approval (PMA) application process.

“We are excited to announce that we achieved a record quarter for patient utilization, which reflects the continued growth in physician demand for Impella,” said Michael R. Minogue, Chairman, President and Chief Executive Officer of Abiomed. “We are also encouraged by the strong interest in the Impella CP launch and awareness surrounding the new CPT physician payment codes for Impella that went into effect in the beginning of 2013.”

The Company is maintaining its fiscal year 2013 revenue guidance in a range of $155 million to $157 million, representing annual growth of 23% to 24%, with worldwide Impella revenues forecast to grow greater than 30%.

The Company will host a conference call to discuss the third quarter fiscal year 2013 results on Wednesday, February 6, 2013, at 8:00 a.m. ET with Michael R. Minogue, Chairman, President and Chief Executive Officer; Robert L. Bowen, Vice President and Chief Financial Officer; and Susan V. Lisa, Senior Director of Investor Relations and Corporate Development.

To listen to the call live, please tune into the webcast via http://investor.abiomed.com or dial (877) 638-9567; the international number is (253) 237-1032. A replay of this conference call will be available beginning at 11 a.m. ET February 6, 2013 through 11:59 p.m. ET on February 13, 2013. The replay phone number is (855) 859-2056; the international number is (404) 537-3406. The replay access code is 90622458.

ABOUT ABIOMED

Based in Danvers, Massachusetts, Abiomed, Inc., is a leading provider of medical devices that provide circulatory support. Our products are designed to enable the heart to rest by improving blood flow and/or performing the pumping of the heart. For additional information please visit: www.abiomed.com

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements, including statements regarding development of Abiomed’s existing and new products, the Company’s progress toward commercial growth, and future opportunities and expected regulatory approvals. The Company’s actual results may differ materially from those anticipated in these forward-looking statements based upon a number of factors, including uncertainties associated with development, testing and related regulatory approvals, including the potential for future losses, complex manufacturing, high quality requirements, dependence on limited sources of supply, competition, technological change, government regulation, litigation matters, future capital needs and uncertainty of additional financing, and other risks and challenges detailed in the Company’s filings with the Securities and Exchange Commission, including the most recently filed Annual Report on Form 10-K and quarterly report on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this release or to reflect the occurrence of unanticipated events.

For further information please contact:

Susie Lisa, CFA

Senior Director, Investor Relations and Corporate Development

978-646-1590

slisa@abiomed.com

Aimee Maillett

Corporate Communications Manager

978-646-1553

ir@abiomed.com

Abiomed, Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

(in thousands, except share data)

	December 31, 2012	March 31, 2012
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$10,757	$5,990
Short-term marketable securities	74,985	71,233
Accounts receivable, net	19,915	20,458
Inventories	14,988	11,142
Prepaid expenses and other current assets	1,357	1,716

Total current assets	122,002	110,539
Property and equipment, net	6,472	6,378
Intangible assets, net	—	115
Goodwill	36,506	36,846
Other long-term assets	29	33

Total assets	$165,009	$153,911

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,306	$6,910
Accrued expenses	13,883	12,480
Deferred revenue	3,100	3,025

Total current liabilities	23,289	22,415
Long-term deferred tax liability	5,344	4,799
Other long-term liabilities	331	400

Total liabilities	28,964	27,614

Commitments and contingencies
Stockholders’ equity:
Class B Preferred Stock, $.01 par value Authorized - 1,000,000 shares; Issued and outstanding - none	—	—
Common stock, $.01 par value Authorized - 100,000,000 shares; Issued - 39,742,737 shares at December 31, 2012 and 39,323,708 shares at March 31, 2012; Outstanding - 38,880,393 shares at December 31, 2012 and 39,272,754 shares at March 31, 2012	397	393
Additional paid in capital	411,715	401,771
Accumulated deficit	(262,003)	(273,275)
Treasury stock at cost - 862,344 shares at December 31, 2012 and 50,954 shares at March 31, 2012	(11,719)	(827)
Accumulated other comprehensive loss	(2,345)	(1,765)

Total stockholders’ equity	136,045	126,297

Total liabilities and stockholders’ equity	$165,009	$153,911

Abiomed, Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

(in thousands, except share data)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2012	2011	2012	2011
Revenue:
Product revenue	$38,112	$31,732	$114,078	$88,049
Funded research and development	138	466	372	982

	38,250	32,198	114,450	89,031

Costs and expenses:
Cost of product revenue	8,130	6,279	22,770	17,721
Research and development	6,259	6,140	18,825	19,923
Selling, general and administrative	20,943	17,184	60,333	51,683
Amortization of intangible assets	—	362	111	1,126

	35,332	29,965	102,039	90,453

Income (loss) from operations	2,918	2,233	12,411	(1,422)

Other income:
Investment income (expense), net	1	(2)	—	(4)
Gain on settlement of investment	—	1,017	—	1,017
Other income, net	324	39	311	24

	325	1,054	311	1,037

Income (loss) before income tax provision	3,243	3,287	12,722	(385)
Income tax provision	559	366	1,450	687

Net income (loss)	$2,684	$2,921	$11,272	$(1,072)

Basic net income (loss) per share	$0.07	$0.08	$0.29	$(0.03)
Basic weighted average shares outstanding	39,417	38,498	39,331	38,221

Diluted net income (loss) per share	$0.07	$0.07	$0.27	$(0.03)
Diluted weighted average shares outstanding	40,865	40,270	41,418	38,221